                                                                    EXHIBIT 10.9
                               DATED JULY 1,1998
                               -----------------

                INTERNATIONAL CENTRE FOR LIFE (PROPERTY) LIMITED

                                       to

                     APPLIED IMAGING INTERNATIONAL LIMITED

                                   L E A S E
                                   ---------

                    relating to first floor premises within
                         Bio Science Centre comprising
                   part of the International Centre for Life
               Newcastle upon Tyne in the County of Tyne and Wear

                                   EVERSHEDS
                      Sun Alliance House 35 Mosley Street
                          Newcastle upon Tyne NE1 1XX
                             (RJN.LK : 31.03.1998)

THIS LEASE is made the   day of   1998
----------

BETWEEN the Landlord (hereinafter called "the Landlord") specified in Schedule 1
-------
of the one part and the Tenant (hereinafter called "the Tenant") specified in
Schedule 2 of the other part

WITNESSETH as follows:
----------
1. In this Lease except as otherwise provided or where the context otherwise requires:

     "Accessways"                   all unadopted roads driveways service areas
                                    forecourts paths entrances exits lifts
                                    corridors lobbies landings stairways and
                                    other accessways which form part of the
                                    Centre at any time during the Term
     "Advance Payments"             the quarterly advance payments of Service
                                    Charge payable by the Tenant under clause
                                    7.4.1
     "Authorised Person"            anyone deriving title from the Tenant and
                                    anyone at the Premises with the express or
                                    implied authority of the Tenant or of such
                                    person so deriving title
     "Buyer's Works"                the works carried out by the Tenant prior to
                                    completion of the Lease and more
                                    particularly described in the Agreement for
                                    Lease between the Landlord (1) and the
                                    Tenant (2)
     "Cattle Market Car Park"       the car parking area neighbouring the Centre
                                    and known as the Cattle Market Car Park
     "Cattle Market Parking Fee"    ten thousand pounds ((Pounds)10,000.00) per
                                    annum
     "Centre"                       means the property known as the Bio Science
                                    Centre forming part of the International
                                    Centre for Life Newcastle upon Tyne
     "Centre Parking Fee"           the fee for parking two (2) cars or light
                                    vehicles in the basement of the Centre to be
                                    notified by the Landlord to the Tenant not
                                    less than six (6) months before the fifth
                                    anniversary of the commencement of the Term
     "Common Parts"                 means those parts of the Centre not
                                    comprised in any lease tenancy or licence of the Centre and provided for common use of the users of the Centre

     "Expenditure"                  (1) the aggregate of all costs fees expenses
                                    and outgoings incurred by the Landlord in
                                    providing the Landlord's Services including
                                    bank charges interest and VAT
                                    (2) such sums as the Landlord in its
                                    reasonable discretion considers reasonably
                                    desirable to set aside from time to time for
                                    the purpose of providing for periodically
                                    recurring items of expenditure in connection
                                    with the Landlord's Services whether
                                    recurring at regular or irregular intervals
                                    and
                                    (3) such provisions for anticipated
                                    expenditure in connection with the
                                    Landlord's Services as the Landlord in its
                                    reasonable discretion considers fair and
                                    reasonable in the circumstances
     "Financial Year"               the annual accounting period beginning on 1
                                    January in each year or on such alternative
                                    date as the Landlord may at any time
                                    stipulate
     "Independent Surveyor"         an independent chartered surveyor who has
                                    practised in the United Kingdom for at least
                                    the previous five years and who has recent
                                    substantial experience of the letting and
                                    valuation of premises of similar character
                                    quality and general location to the Premises
                                    and who is appointed as prescribed in clause
                                    8.5.2
     "Insurance Rent"               the amount attributable to the Premises
                                    (conclusively determined by the Landlord
                                    acting reasonably) which the Landlord from
                                    time to time incurs or expends in insuring
                                    the Centre in accordance with its covenants
                                    at clause 4.2
     "Insured Risks"                The insurance risks referred to at clause
                                    4.3
     "Landlord"                     includes the person from time to time
                                    entitled to the reversion immediately
                                    expectant on the determination of the term
                                    hereby granted
     "Landlord's Services"          the services which the Landlord covenants to
                                    provide in clause 7 and the services listed
                                    in Schedule 2 which the Landlord may provide
                                    in its absolute discretion
     "Landlord's Surveyor"          means such surveyor appointed by the
                                    Landlord from time to time

     "Perpetuity Period"            shall be the period of eighty years from the
                                    date hereof and shall be the perpetuity
                                    period applicable in this Lease
     "Pipes"                        means pipes sewers drains mains ducts
                                    conduits gutters watercourses wires cables
                                    channels flues and other conducting media
                                    and includes any fixings louvres cowls and
                                    any other ancillary apparatus
     "Planning Acts"                means the Town and Country Planning Act 1990
                                    the Planning (Listed Building and
                                    Conservation Areas) Act 1990 the Planning
                                    (Hazardous Substances) Act 1990 the Planning
                                    (Consequential Provisions) Act 1990 and the
                                    Planning and Compensation Act 1991 and any
                                    Act or Acts for the time being, in force
                                    amending or replacing the same and any
                                    directions regulations plans permissions
                                    consents licences or orders made thereunder
                                    or under any enactment repealed thereby
     "Permitted Part"               such part or parts of the Premises as the
                                    Landlord acting reasonably shall specify in
                                    writing as being capable of being underlet
     "Premises"                     means the premises hereby demised and
                                    includes (without prejudice to the
                                    generality of the foregoing) all additions
                                    and improvements which during the Term may
                                    be made to the Premises hereby demised and
                                    all equipment plant machinery materials and
                                    items (including the Landlord's fixtures and
                                    fittings) which may at any time during the
                                    Term be therein
     "Permitted Hours"              means between the hours of 8 .a.m. and 6
                                    p.m. and such other times as shall be agreed
                                    by the parties (acting reasonably) PROVIDED
                                    THAT the Tenant shall reimburse the Landlord
                                    its reasonable costs in respect of services
                                    provided at such other times
     "Prescribed Rate"              means the rate of interest which is from
                                    time to time 3% above the base rate for the
                                    time being of Royal Bank of Scotland Plc or
                                    in the event of the said base rate ceasing
                                    to exist such other reasonable rate of
                                    interest as the Landlord may from time to
                                    time specify in writing
     "Rent Commencement Date"       means

     "Review Date"                  means
     "Rent"                         means the rents reserved by Clause 2 hereof
                                    or any sum substituted for the rent on Rent
                                    Review
     "Service Charge"               the Service Charge Proportion of the
                                    Expenditure or such other proportion of the
                                    Expenditure as the Landlord or the
                                    Landlord's Surveyor may from time to time
                                    acting reasonably determine to be fair and
                                    reasonable in all circumstances Provided
                                    That for the first five years of the Term
                                    the annual Service Charge payable in respect
                                    of the Premises shall not exceed
                                    (Pounds)2.50 per square foot of the Premises
     "Service Charge Proportion"    means    %
     "Tenant"                       includes the persons deriving, title under
                                    the Tenant hereinbefore named
     "Term"                          means the term hereby created
     "the 1954 Act"                  means the Landlord and Tenant Act 1954 (as
                                     amended)
     "the 1995 Act"                  means the Landlord and Tenant (Covenants)
                                     Act 1995
     "Title Matters"                 means the matters affecting or relating to
                                     the Landlord's reversionary interest
                                     specified in Schedule 1
     "VAT"                           means value added tax as defined by the
                                     Value Added Tax Act 1994 and any new tax of a similar nature

    1.1 Where the expression "the Tenant" at any time comprises two or more persons firms or companies the obligations of the Tenant shall be construed as joint and several and the Landlord shall not be prejudiced by any agreement bankruptcy composition dealing death dissolution indulgence liquidation or security in relation to some one or more of such persons firms or companies

    1.2 Any reference to an Act of Parliament shall include any modification extension or re-enactment thereof for the time being in force and shall also include all instruments orders plans regulations permissions and directions for the time being made issued or given thereunder or deriving validity therefrom

    1.3 Any reference to the masculine gender only shall include the feminine and neuter genders and vice versa and any reference to the similar shall include the plural and vice versa and any reference to persons shall include corporations and vice versa

2. In consideration of the rent and of the Tenant's covenants hereinafter contained the Landlord hereby demises unto the Tenant ALL THAT the Premises described in Schedule 1 TO HOLD the same unto the Tenant for the Term specified in Schedule 1 YIELDING AND PAYING therefor yearly during the Term on and with effect from the Rent Commencement Date to the Landlord:

    2.1 the rent specified in Schedule 1 by equal quarterly payments in advance on the usual quarter days in every year the first such payments or a due proportion thereof being made on the Rent Commencement Date

    2.2  Charge in accordance with the provisions of clause 7

    2.3 on demand those costs which the Landlord incurs in insuring the Premises in accordance with the provisions of clause 4

    2.4 the Centre Parking Fee and the Cattle Market Parking Fee by equal quarterly payments in advance on the usual quarter days in every year the Centre Parking Fee only to be payable from the fifth anniversary of the date hereof and the Cattle Market Parking Fee only to be payable from the third anniversary of the date hereof

    2.5  VAT at the standard rate for the time being in force upon such sums

3. The Tenant hereby covenants with the Landlord throughout the Term as follows:-

    3.1  To pay to the Landlord without any deduction or set-off:

         3.1.1 the Rent Service Charge Centre Parking Fee Cattle Market Parking Fee and Insurance Rent reserved in clause 2 at the times and in the manner stated and

         3.1.2 on demand all VAT properly chargeable on every VAT supply made by the Landlord to the Tenant under this Lease

         3.1.3  all other sums due from the Tenant under this Lease

    3.2 Without prejudice to any other right remedy or power herein contained or otherwise available to the Landlord if any rent or any other sum of money payable to the Landlord or by the Tenant under these presents shall have become due but remain unpaid for fourteen days after demand to pay on demand to the Landlord (if the Landlord shall so require) interest thereon at the Prescribed Rate from the date when the same became due and until payment thereof (as well after as before any judgement)

    3.3 At the expense of the Tenant to insure forthwith and throughout the term with an insurance office of repute against public liability claims arising out of or as a result of its occupation of the Premises in the sum of at least
         (Pounds)2,000,000.00 (two hundred thousand pounds) for any one incident in any one year and the produce to the Landlord on demand such insurance policy receipt proving payment of the premium for the relevant period

    3.4 From time to time and at all times during the Term to keep the Premises in good and substantial repair condition and decoration and to decorate the Premises in colours approved by the Landlord in every third year of the Term and in the last year of the Term (whenever it ends) in a good and workmanlike manner using good quality materials (damage by Insured Risks excepted unless the insurance is vitiated by the Tenant) PROVIDED THAT this Clause 3.4 shall be null and void to the extent that any want of repair relates to a matter which would otherwise have given rise to an actionable claim by the Tenant under the warranties described below) in the event that the Tenant has not by the date hereof received from Building Design Partnership Limited and John Laing Construction Limited in each case an enforceable deed of collateral warranty in favour of the Tenant in terms no less onerous than the latest edition of the British Property Federation standard form warranty for purchasers and tenants (CoWa/P&T)

    3.5 At the expiration or sooner determination of the Term quietly to yield up the Premises in a good and tenantable repair and in a clean and tidy condition in accordance in all respects with the covenants herein contained

    3.6 To indemnify and keep indemnified the Landlord from and against its liability (if any) for injury (whether fatal or not) to persons (including officers and employees of the Landlord) the infringement disturbance or destruction by the Tenant or his agents or licensees of any right easement or privilege and for damage to property (movable or immovable) caused by or in any way arising out of the condition of the Premises (other than the structure thereof) or any fixtures fittings equipment machinery or chattels therein or the use and occupation of the Premises during the Term or any fixtures fittings equipment machinery and chattels therein or the act or default of the Tenant its employees or visitors and from all proceedings costs claims and demands of whatsoever nature in respect of any such liability or alleged liability

    3.7 Not to do anything or suffer anything to be done on the Premises which would remove support from any adjoining land buildings or structures or endanger such land buildings or structures in any way whatsoever

    3.8 Not at any time during the Term without the consent in writing of the Landlord

         3.8.1 to make any alterations or additions whatsoever in or to the Premises or any part thereof or cut maim injure or remove any of the walls beams, columns or other structural parts thereof provided that the Tenant may without the Landlord's prior consent install internal demountable partitioning at the Premises provided that the Premises are re-instated at the end or sooner determination of the Term to the Landlord's reasonable satisfaction or

         3.8.2 to make any alteration or addition to the electrical installation or mechanical installation in the Premises save in accordance with the regulations of the electricity supply or gas supply authorities

    3.9 To permit the Landlord or its agents with or without workmen and others authorised by the Landlord at all reasonable times during the Term at convenient hours in the day time upon reasonable prior written notice (or at any time in an emergency without notice) as often as occasion shall require to enter into and upon the Premises or any part thereof for the purpose of carrying out any work to adjoining property of the Landlord or for the purpose of connecting services necessary therefor into the services in the Premises provided that the same shall not be overloaded and also for the purpose of carrying, out any work required in relation to the provisions of Schedule 2 the person or persons so entering causing as little damage and inconvenience to the Tenant's business and use as possible and making good all damage caused by the exercise of such rights

   3.10 To permit the Landlord or its agents with or without workmen and others authorised by the Landlord at all reasonable times during the Term at convenient hours in the day time upon reasonable prior written notice (or at any time in an emergency without notice) as often as occasion shall require to enter into and upon the Premises or any part thereof for the purpose of taking inventories of the Landlord's fixtures and fittings therein or of viewing and examining the state and condition of the Premises and equipment and on notice in writing of any want of cleansing or repair or decoration or defect in the order or condition of the Premises or equipment for which the Tenant is liable hereunder being given to the Tenant or left at or upon the Premises for the Tenant by or on behalf of the Landlord to repair, cleanse, decorate, amend, maintain and (where necessary) renew the same accordingly within two months after the date of such notice and so that in case of default by the Tenant the Landlord may carry out all necessary or proper cleansing reparation decoration amendment maintenance and renewal thereof and any money expended by the Landlord for that purpose shall be repayable by the Tenant on demand and if not so repaid shall be recoverable by the Landlord as rent in arrear

   3.11  3.11.1  Not at anytime either to use or permit or suffer the Premises nor any part thereof to be used for any illegal nor immoral purpose nor the sale of ale, beer, wine or spiritous liquors nor any noisy or offensive or dangerous trade or business nor any sale by auction nor to do or permit or suffer to be done in the Premises or any part thereof any act or thing, which may be or grow to be in any way an annoyance disturbance or nuisance or detrimental to the neighbourhood or to the adjoining or neighbouring property or to the Landlord

         3.11.2 Not at any time either to use or permit or suffer the Premises nor any part thereof to be used for any testing or experimentation on or involving animals and not to bring onto or suffer or allow or permit to be kept on the Premises any animal or animals

   3.12  3.12.1  Subject to the Tenant obtaining all requisite consents under the Planning Acts to use the Premises at all times for the purpose specified in Schedule 1 and not at any time to use or permit or suffer the Premises or any part thereof to be used for any other purpose

         3.12.2 To ensure that all waste and refuse of a specialist or toxic nature is stored and disposed of safely and in accordance with the reasonable requirements of the Landlord and with any requirements of the local authority or other relevant authority as to the storage collection and disposal of all such waste or refuse

    3.13 Not without the consent in writing of the Landlord to bring on to the Premises any safe or other heavy object and not to take any goods upon the Premises so as to cause any undue stress or strain to the floors main girders or structure of the Centre in any manner whatsoever

    3.14 Not to store any explosive or inflammable materials at the Premises nor to allow any grit, noxious or offensive effluvia to be emitted from the Premises or any part thereof nor to allow any oil grease or other deleterious materials or substances to enter the Pipes

   3.15  3.15.1  Not at any time during the Term to do or omit or permit or suffer to be done or omitted anything on the Premises or any part thereof the doing or omission of which shall be a contravention of the Planning Acts and to indemnify the Landlord against all actions proceedings, damages, penalties, costs, charges, claims and demands in respect of such acts or omissions or any of them

        3.15.2 To give notice as soon as practicable to the Landlord of any notice order or proposal for a notice or order served on the Tenant under the Planning Acts and if so required by the Landlord to produce the same and at the request and cost of the Landlord to make or join in making, such objections or representations in respect of any proposal as the Landlord may require

         3.15.3 To comply at the cost of the Tenant with any notice or order served on the Tenant under the provisions of the Planning Acts which relates to the Tenant's use of the Premises and to keep the Landlord effectually indemnified against all actions, proceedings, damages, penalties, costs charges and demands in respect thereof

   3.16 Not to place or affix any aerial signboard, fascia, placard, bill, notice or other notification whatsoever to or upon the outside of the Premises or in or upon the windows thereof without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed)

   3.17 Not to use the Common Parts except in accordance with any reasonable rules or regulations which the Landlord shall impose in relation thereto and without prejudice to the generality of the foregoing not to obstruct any part or parts of the Common Parts nor store any materials or refuse thereon nor allow any vehicles or machinery to be repaired or maintained thereon

   3.18 At all times during, the Term at the expense of the Tenant to do and execute or cause to be done and executed all such works and to do all such things as under or by virtue of any Act or Acts of Parliament now or hereafter to be passed and orders by-laws rules and regulations thereunder are or shall be directed or necessary to be done or executed upon or in respect of the Premises or any part thereof by the owner lessee tenant or occupier thereof and at all times to save harmless and to keep indemnified the Landlord against all actions costs claims demand costs expenses and liabilities in respect thereof and to pay all costs charges and expenses properly incurred by the Landlord in abating a nuisance or for remedying any other matter in connection with the Premises in obedience to a notice served by a local or any other authority

   3.19 To inform the Landlord immediately of the receipt by the Tenant of any bankruptcy notice or order or (as the case may be) any winding-up petition in connection with any insolvency proceedings in which the Tenant is involved

   3.20 Within fourteen days of the receipt of notice of the same to give full particulars to the Landlord of any permission notice order or proposal for a notice or order made given or issued to the Tenant by any government department local or public authority under or by virtue of any statutory powers and if so required by the Landlord to produce such permission notice order or proposal for a notice or order to the Landlord and also without delay to take all reasonable or necessary steps to comply with any such notice or order and at all times to save harmless and to keep indemnified the Landlord and the Landlord's estate and effects against all actions claims demands costs expenses and liability in respect thereof and also at the request and cost of the Landlord to make or join with the Landlord in making such objections or representations against or in respect of any such notice order or proposal as aforesaid as the Landlord shall deem expedient

   3.21 To pay to the Landlord all reasonable and proper costs charges and expenses including legal costs and charges payable to a surveyor (together with (in any such case) any value added tax or similar tax which may be chargeable thereon) which may be incurred by the Landlord in or in contemplation of any application to the Landlord for any consent pursuant to the covenants herein contained or relating to or in contemplation of any proceedings relating to the Premises or any part thereof under Section 146 or 147 of the Law of Property Act 1925 notwithstanding forfeiture is avoided otherwise than by relief granted by the Court

   3.22 Not to stop or darken or obstruct any windows or lights belonging to the premises without the prior written consent of the Landlord provided that the Tenant shall be entitled to darken 2 (two) windows in respect of room in the east wing

   3.23 By way of indemnity only to observe and perform the Title matters so far as the same relate to or affect the Premises

   3.24  3.24.1  not in relation to either the whole or to any part of the
                 Premises to hold the tenancy on trust to assign underlet part with or share possession or occupation or to grant licences or franchises to use and occupy except as expressly contemplated in the following provisions of Clause 3.21

         3.24.2 not to assign the whole of the Premises without having obtained the Landlord's prior consent and for the purposes of s.19(1A) of the Landlord and Tenant Act 1927 and subject to the proviso in Clause 3.24.3 the Landlord is entitled to refuse consent in any of the circumstances specified in Clauses 3.24.4 and 3.24.5 and to impose any of the conditions specified in Clause 3.24.6

         3.24.3 whether or not any of the specified circumstances have arisen or any of the imposed conditions have been complied with the Landlord shall be entitled to refuse consent or to impose any further condition or conditions where it would be reasonable to do so

         3.24.4 the Landlord is entitled to refuse consent where the proposed assignee or its proposed guarantor

                 (a) is a member of the same group of companies (within the meaning of s.42(l) of the 1954 Act) as the person who is the Tenant at the time of the application or

                 (b) is a limited company which is not registered in the United Kingdom or

                 (c) has or will have immunity from suit or legal process in relation to any breach of any covenant or condition of this Lease

         3.24.5 the Landlord is entitled to refuse consent where in the Landlords reasonable opinion

                 (a) the effect of the proposed assignment would be to diminish the value of the Landlords reversionary interest in the Premises or his interest in any Landlord's property

                 (b) either the use to which the assignee intends to put the Premises or the trading profile of the assignee is either unsuitable on grounds of good estate management or does not comply with the Landlords policy of tenant mix

         3.24.6 the Landlord is entitled as a condition of granting consent to assign to require:

                 (a) that whether or not any further surety is required the Tenant enters into an authorised guarantee of the assignees liability under this Lease pursuant to s.16 of the 1995 Act in such reasonable form as the Landlord shall require including provisions requiring the former tenant to take up a new lease in the event of disclaimer

                 (b) in addition to any authorised guarantee agreement for the purposes of s.16 of the 1995 Act but only if this further requirement is reasonable that one or more third party guarantor approved by the Landlord (acting reasonably) covenants with the Landlord

         3.24.7 not to underlet the whole or a Permitted Part of the Premises, without having, obtained the Landlord's prior consent which consent will not be unreasonably withheld where the provisions of Clauses 3.24.8 to 3.24.10 (inclusive) are first either actually complied with or agreed to be complied with (as appropriate)

         3.24.8  in relation to every underlease:

                 (a) to procure that the undertenant covenants directly with the Landlord to perform and observe the covenants and conditions in this Lease (other than the covenant to pay the Yearly Rent) so far as they relate to the underlet premises

                 (b) to obtain a guarantor or guarantors of the undertenant to be approved by the Landlord who must covenant by deed with the Landlord in such reasonable form as the Landlord shall require including provisions requiring the former tenant to take up a new Lease in the event of disclaimer

                 (c) to enforce observance of the provisions of the underlease by every undertenant and not at any time to waive any breach of the covenants or conditions on the part of the undertenant

                 (d) to grant the underlease without any premium or other consideration and at a rent which is approved by the Landlord and which is no lower than the then open market rent of the underlet premises or in the case of an underletting of the whole at a rent equal to the higher of the Rent then payable under this Lease and the then open market rent of the Premises

         3.24.9 any permitted underlease must be in a form approved by the Landlord and must in addition provide that the undertenant enters into an authorised guarantee agreement pursuant to s.16 of the 1995 Act on assignment of the underlease

        3.24.10 in the case of the grant of an underlease of a Permitted Part the Landlord may require the following as a pre-condition of giving its consent

                 (a) that the underlease is excluded from the provisions of ss.24 28 (inclusive) of the 1954 Act and that the Tenant covenants to take all requisite steps to ensure that the undertenant does not acquire protection of Part II of the 1954 Act

                 (b) that the underlease provides that the undertenant will pay a fair proportion of the Insurance Rent and of the costs and expenses incurred by the Tenant in maintaining repairing and decorating and renewing the Premises such proportion in each case to be determined by the underlandlord (acting reasonably)

        3.24.11 notwithstanding Clause 3.24.1, where the Tenant is a company incorporated under the Companies Acts 1948 to 1985 the Tenant may share occupation of the Premises with any other company which is a member of the same group of companies as the Tenant (within the meaning of s.42(l) of the 1954 Act) PROVIDED that no tenancy is created or allowed to arise that the Tenant gives the Landlord at least one months prior notice of such proposed occupation and notifies the Landlord when the occupation ends and that any such occupation ends immediately if the company ceases to be a member of the same group of companies as the Tenant

4.  The Landlord hereby covenants with the Tenant that

    4.1 The Tenant paving the Rent and observing and performing the Tenant's covenants herein contained shall and may peaceably hold and enjoy the Premises during the Term without any interruption or disturbance from or by the Landlord or any person lawfully claiming through under or in trust for the Landlord

    4.2 The Landlord will keep the Centre (including the Premises) (except any plate glass and except any fixtures fittings and contents belonging to the Tenant) insured with reputable insurers against the risks and for the cover stated in clause 43 so far as cover is available at normal insurance rates for the locality and subject to reasonable excesses and exclusions

    4.3 The Landlord's insurance will cover full rebuilding site clearance professional fees, VAT and three years, loss of rent against the risks of fire, lightning, explosion, earthquake, landslip, subsidence, riot, civil commotion, aircraft, aerial devices, storm, flood water, theft, impact by vehicles, malicious damage and third party liability and any other risks reasonably required by the Landlord

    4.4 On request (but not more than once in any 12 month period) the Landlord will give to the Tenant particulars of the policy and evidence from the insurer that it is in force

    4.5 The Landlord will make good damage to the Premises and their means of access caused by any Insured Risk as soon as possible after the insurance money is paid to the Landlord

    4.6 The Tenant will not do or omit anything, which would have the effect of causing the insurance of the Centre to become void and the Tenant will comply with all the insurer's reasonable requirements

    4.7 The Landlord is not liable to reinstate any part of the Centre if the insurance money is wholly or partly unpaid owing to the act or default of the Tenant or persons under its control

    4.8 If the Premises become unusable owing to damage caused by an Insured Risk then unless the insurance money is wholly or partly unpaid owing to the act or default of the Tenant or persons under its control the Rent and Service Charge or a fair proportion of them are to be suspended until the expiry of a period three years from the date of the damage or until the Premises are fully restored (whichever is the earlier)

    4.9 If because of the act or default of the Tenant or persons under its control the insurance money is wholly or partly unpaid or if it appears impractical or uneconomical to reinstate the Centre within the three year period then the Landlord is entitled to terminate this Lease by notice to the Tenant at any time before the end of that period and is entitled to keep any insurance money

   4.10 The Landlord shall ensure that the goods lift security access system incorporates a mechanism which prevents unauthorised access to the Premises

   4.11 The Landlord shall affix to the Common Parts direction signage for the benefit of the Tenant and any other users of the Premises

5.  IT IS HEREBY AGREED AND DECLARED as follows:-

    5.1 Nothing herein contained shall by implication of law or otherwise operate to confer on the Tenant any easement rig t or privilege whatsoever over or against the Premises or any adjoining or other property belonging, to the Landlord which might restrict or prejudicially affect the future rebuilding, alteration or development of the Premises or such adjoining or other property nor shall the Tenant be entitled to compensation for any damage or disturbance caused by or suffered through any such rebuilding alteration or development

    5.2 The Tenant may not less than six (6) months before the expiry of the fifth anniversary of the Term or (if later) within one (1) month of the Landlord advising the Tenant in writing of the Landlord's proposal for the Rent to apply from the Review Date give notice to the Landlord of its intention to determine this Lease on the later of the Review Date and the date six (6) months after the giving of such notice on expiry of which notice if the Tenant shall have throughout the Term up until such date have reasonably observed and performed the covenants terms and obligations on its part contained in this Lease the Term shall thereupon determine but without prejudice to the rights of either party against the other in respect of any antecedent breach of the terms hereof

    5.3 In the event of the Premises being damaged or destroyed for any reason whatsoever the Landlord as an alternative to reinstatement shall be entitled to determine this tenancy by one months written notice to the Tenant

    5.4 Except as herein expressly provided to the contrary all disputes or differences which may arise touching the provisions hereof or the operation or construction hereof or the rights or liabilities of the Landlord and the Tenant shall be referred to arbitration by a single arbitrator under the provisions of the Arbitration Act 1996 or any Act amending or replacing the same

    5.5 No receipt of rents or other payments paid by standing order or otherwise inadvertently accepted by the Landlord or the Landlord's personnel of any breach of any of the Tenant's covenants shall operate as a waiver wholly or partially of such breach and the Tenant shall not be entitled to set up such demand or receipt as a defence in any act or proceeding by the Landlord

    5.6 All rents and sums due from the Tenant hereunder shall be deemed to be exclusive of Value Added Tax and the Landlord or other the person to whom the Tenant is making payment shall be entitled to charge such Value Added Tax on such rents and sums as may be required or be permitted by law to be charged from time to time on production of a valid VAT invoice addressed to the Tenant

    5.7 Nothing contained in this Lease or done thereunder and no consents given by the Landlord or any other person acting on behalf of the Landlord hereunder shall affect the power of the Landlord in any other capacity whatsoever (other than as a landowner) under or by virtue of any public private or local act, order, instrument, regulation or bye-law in operation from time to time nor relieve the Tenant from the necessity of obtaining all such approvals or consents (in respect of plans or otherwise) as may from time to time be requisite from the Landlord in any such capacity as aforesaid under or by virtue of any such act order instrument, regulation or bye-law in operation from time to time notwithstanding that consent may have been given by the Landlord hereunder

6.  FORFEITURE

    6.1 The Landlord is entitled to forfeit this Lease by entering any part of the Premises whenever full payment of any of the sums reserved as rent is overdue more than 14 days (whether or not formally demanded) and in any of the circumstances specified in clause 6.2 but re-entry does not prejudice any rights of the Landlord in respect of previous breaches of covenant by the Tenant

    6.2  The circumstances referred to in clause 6.1 are whenever the Tenant

         6.2.1  is in breach of a material covenant or

         6.2.2 ceases to carry on its business or suffers distress or execution to be levied on its goods or

         6.2.3  becomes insolvent or unable to pay its debts as they fall due or

         6.2.4 enters into any deed or scheme of arrangement or composition with its creditors or any application or proposal is made for a voluntary arrangement in respect of it under the Insolvency Act 1986 or the Insolvent Partnerships Order 1994 or

         6.2.5 (if an individual and if more than one any of them) is adjudicated bankrupt or an interim receiver of his property is appointed or he dies or

         6.2.6 (if a company and if more than one any of them) has a receiver or manager appointed (including an administrative receiver) or goes into liquidation (unless the liquidation has the Landlord's approval and is solely for the purpose of amalgamation or reconstruction when solvent) or has an administration order made in respect of it

7.  SERVICE CHARGE

    7.1  Landlord's covenant

         The Landlord covenants with the Tenant that subject to the Tenant paying the Service Charge the Landlord will keep the Common Parts and the roof foundations structural parts and exterior of the Centre in good and substantial repair and condition throughout the Term provided that:

         7.1.1 this covenant does not apply to any works or repairs which the Tenant is liable to carry out under the provisions of this Lease or which are necessary as a result of the default or neglect of the Tenant

         7.1.2 in supplying the Landlord's Services the Landlord may employ managing, agents contractors or such other suitably qualified persons as the Landlord may from time to time think fit and whose proper and reasonable fees salaries charges and expenses (including VAT) will form part of the Expenditure

    7.2  Breakdown in Landlord's Services

         7.2.1 The Landlord will not be liable for any injury to or loss or damage suffered by the Tenant caused by:

                7.2.1.1 any breakdown, absence, failure or insufficiency of any of the Landlord's Services or

                7.2.1.2 any defect in any of the Conduits or any boiler lift machinery appliance or apparatus used in connection with the provision of the Landlord's Services or

                7.2.1.3  any defect in any part of the Centre unless either:-

                7.2.1.4 the injury loss or damage is covered by and the Landlord receives payment under a policy of insurance effected by it in respect of that risk or

                7.2.1.5 such injury loss or damage arises out of the wilful neglect or refusal of the Landlord to comply with the provisions of clause 7.2.2 provided to the extent that any such failure or interruption could not readily have been prevented or shortened by the exercise of proper care, attention, diligence and skill by the Landlord or those undertaking the services on behalf of the Landlord or the Landlord uses and continues to use its reasonable endeavours to restore the services in question

         7.2.2 The Landlord will use all reasonable endeavours to remedy or make good any breakdown absence failure insufficiency or defect in the provision of the Landlord's services for which the Landlord is responsible under this Lease within a reasonable time after the Tenant notifies the Landlord in writing of such matter but the Landlord will not be liable under this covenant:

                7.2.2.1 for anything, which the Tenant covenants to repair or make good under this Lease or

                7.2.2.2 if the policy money due to the Landlord under any relevant insurance policy effected by the Landlord in respect of that matter has been wholly or partly refused or withheld in consequence of some act, neglect or default of the Tenant

    7.3  Service Charge Accounts

          As soon as convenient after the end of each Financial Year the Landlord will prepare accounts certified by a properly qualified accountant showing the Expenditure for that Financial Year and containing a fair summary of the various items comprising the Expenditure and a copy of such accounts will be supplied to the Tenant

    7.4   Payment of Service Charge

          7.4.1 The Tenant covenants with the Landlord that on each of the usual quarter days in every year during, the Term the Tenant will pay the Landlord such a sum in advance and on account of the Service Charge for the Financial Year then current as the Landlord may from time to time specify as being in its reasonable discretion a fair and reasonable assessment of one quarter of the likely Service Charge for that particular Financial Year the first advance payment of which (apportioned if necessary on a daily basis) will be made on the date of this Lease

          7.4.2  If the Service Charge for any Financial Year:

                 7.4.2.1 exceeds the Advance Payments for that Financial Year the excess will be paid by the Tenant to the Landlord on demand or

                 7.4.2.2 is less than the Advance Payments for that Financial Year the overpayment will be credited to the Tenant against the next quarterly payment of the Service Charge

    7.5   Omission of item of Expenditure in any Financial Year

          If the Landlord does not seek to recover any sum expended or liability incurred by it in connection with the Landlord's Services in any Financial Year the Landlord may nevertheless in its reasonable discretion recover such sum or liability in any subsequent Financial Year

    7.6   Variation of Landlord's Services

          The Landlord may at its reasonable discretion withhold add to extend, vary or make any alterations to any of the Landlord's Services from time to time if the Landlord reasonably deems it desirable to do so for the more efficient management security and operation of the Centre or for the comfort of the tenants in the Centre

     7.7  Variation of the Centre

          If at any time during the Term the total property vested in the Landlord which enjoys or is capable of enjoying the benefit of any of the Landlord's Services is extended to Adjoining Premises or is increased or decreased on a permanent basis the Service Charge Proportion will be varied with immediate effect and the variation will be determined reasonably by the Landlord's Surveyor (acting as an expert and not as an arbitrator) and his decision will be final and binding on the parties

     7.8  End of the Term

          The provisions of this clause will continue to apply notwithstanding the end of the Term but only in respect of the period to the end of the Term and the Service Charge for that Financial Year will be apportioned for such period on a daily basis

     7.9  Sinking Fund

          7.9.1 in accordance with paragraph 14 of Schedule 2 a reasonable provision (to be determined by the Landlord) may be made towards the Landlord's anticipated expenditure during the Term in respect of periodically recurring items whether recurring, at regular or irregular intervals and such of the Landlord's services as relate to the renewal or replacement of the items referred to provided that such reasonable provision in relation to this sub-clause and paragraph 14 of Schedule 2 shall be determined on the assumption that the cost of replacement of such items is calculated on such life expectancy as the Landlord may reasonably determine and that each year the Tenant will be required to pay a reasonable proportion toward the anticipated costs of renewal or replacement to the intent that a fund or funds be accumulated sufficient to cover the cost of renewal or replacement by the end of the anticipated life of each such item

          7.9.2 any expenditure by the Landlord in respect of a recurring item referred to in this sub-clause or pursuant to paragraph 14 of
                 Schedule 2 in connection with the renewal or replacement of an item referred to where either

                 (a) a fund has been established in connection with such recurring item or the renewal or replacement of that item ("the Specific Fund")

                 (b) a part of a fund ("the General Fund") has been allocated by the Landlord for such recurring, item or the renewal or replacement of that item shall first be met out of the Specific Fund or as appropriate out of the General Fund to the extent of the credit allocated for that item by the Landlord in the General Fund

         7.9.3 the General Fund statement shall indicate whether or not the Landlord has established and is monitoring any fund or funds pursuant to this paragraph and shall provide full details of any such fund or funds

         7.9.4 all sums received by the Landlord pursuant to this sub-clause shall be credited to an account separate from the Landlord's own money and shall be held by the Landlord upon trust during the Term for the persons who from time to time shall be tenants of the Centre to apply the same and any interest accruing, for the purposes set out in this sub-clause and at the expiry of such period any such sums unexpended shall be paid to the Tenant in proportion to the area of the property occupied by them

8.  RENT REVIEW

    8.1   Requirement for Review

          The amount of the Rent is to be reviewed on the Review Date and the sum payable as the Rent on and following the Review Date will be the greater of

          8.1.1  the amount of the Rent immediately before such Review Date and

          8.1.2 the best annual rent at which the Premises might reasonably be expected to be let in the open market at the Review Date ascertained as if to be let on the terms of the hypothetical lease described in clause 8.2 and on the assumptions set out in clause 8.3 but disregarding the matters set out in clause 8.4 ("the open market rent")

     8.2  The Hypothetical Lease

          The hypothetical lease by reference to which each review of the Rent is to take place is a lease

          8.2.1 on the same terms as this Lease (including but not limited to the review provisions and with review of rent on the same dates as are specified in this Lease) except for the amount of the Rent and for anything which is inconsistent with the express assumptions and disregards set out in clauses 8.3 and 8.4 and

          8.2.2 granted without any premium by a willing lessor to a willing lessee with vacant possession and for whichever is longer of a term equal to the residue of the Term unexpired at the Review Date and a term of 10 years starting on the Review Date

     8.3  Assumptions

          The assumptions to be made in ascertaining the open market rent are

          8.3.1 that no work has been carried out to the Premises which has diminished their rental value

          8.3.2 that the Premises are fit for immediate occupation and use with all requisite services connected and available and that if the Premises have been damaged or destroyed they have been fully restored

          8.3.3 that at the Review Date the Tenant has already had the benefit of a rent free period for fitting out

          8.3.4 that the covenants in this Lease have been fully performed and observed

          8.3.5 that the Premises are let as a whole or if the aggregate of rents for such sublettings would produce a higher rental value of the Premises that each separately lettable part of the Premises is separately let

    8.4  Matters to be disregarded

         In assessing the open market rent the following are to be disregarded

         8.4.1 any effect on rent of the fact that the Tenant or any predecessors of the Tenant or any authorised underlessee of either of them have been in occupation of the Premises

         8.4.2 any goodwill attached to the Premises by reason of the carrying on there of the Tenants business or that of any predecessors of the Tenant or of any authorised underlessee of either of them

         8.4.3 any increase in value attributable to tenant's fixtures and fittings

         8.4.4 subject to the assumptions at clause 8.3.2 arid 8.3.3 any increase in rental value attributable to any improvement to the Premises carried out with the Landlord's written permission by the Tenant or any predecessors of the Tenant or any authorised underlessee during the Term and the Buyer's Works except for any improvement which has been carried out pursuant to an obligation to the Landlord or its predecessors or which has been carried out wholly or partly at the Landlords expense

    8.5  Settlement of open market rent

         8.5.1 the Landlord and the Tenant will endeavour to agree the open market rent prior to the Review Date but if agreement has not then been reached either party may at any time thereafter refer the determination of the open market rent to the Independent Surveyor

         8.5.2 the appointment of the Independent Surveyor is to be made by agreement between the parties but in default of agreement then either party may request the President of the Royal Institution of Chartered Surveyors to nominate or arrange the nomination of the Independent Surveyor and the person so nominated is to be appointed by the parties jointly but if for any reason notice of his determination is not given within a reasonable period the parties may appoint a replacement Independent Surveyor using the procedures in this sub-clause

         8.5.3 the Independent Surveyor is at the Landlords option to act as an expert and the parties may make representations to him but he is not bound to take them into account in reaching his decision which (including his decision as to the payment of his costs) is to be final and binding on the parties but if he fails to make a decision as to payment of his costs they are to be shared equally between the parties

    8.6  Arrears of increased rent and interest

         8.6.1 where and for so long, as settlement of any Rent Review remains uncompleted the Rent will continue to be payable on and following the Review Date at the rate applying immediately before such Review Date

         8.6.2 immediately after the parties have agreed the amount of the open market rent or where the determination was referred to the Independent Surveyor immediately after he has notified the parties of his decision the Tenant will forthwith pay to the Landlord the full amount of the difference (if any) between:

                (a) the total of the sums in respect of the Rent actually paid by the Tenant to the Landlord for the period starting on the Review Date and ending, on the day before the quarter day which immediately follows the date of such agreement or notification and

                (b) the total of the sums in respect of the Rent which would have been payable in respect of that period had the agreement or notification been made on or prior to such Review Date

         8.6.3 where any payment falls to be made by the Tenant to the Landlord pursuant to clause 8.622 the Tenant will at the same time pay to the Landlord interest at 3% below the Prescribed Rate on that payment in respect of the period beginning on the day on which each instalment was due and ending on the date of the payment made by the Tenant under clause 8.6.2

    8.7   Time not of the essence

          Time is not to be of the essence of any of the Review Provisions

    8.8   Memorandum

          After the open market rent has been ascertained in respect of a Review Date a memorandum signed by the Landlord and the Tenant recording the amount of the Rent so ascertained is to be endorsed on or annexed to this Lease and its counterpart (each party bearing its own costs)]

9.  Having been authorised to do so by an Order of the Newcastle upon Tyne
    County Court made on the day of        , 199   under the provisions of
    Section 38(4) of the Landlord and Tenant Act 19-54 (as amended by Section 5 of the Law of Property Act 1969) the parties hereto agree that the provisions of Section 24-28 (inclusive) of that Act shall be excluded in relation to the Lease hereby created

10.  The parties hereto certify that this is a new tenancy under the 1995 Act

     This document is executed as a deed on the date at the beginning of the document

                                   SCHEDULE 1
                                   ----------

The Landlord
------------

Name                   :   International Centre for Life (Property) Limited

Company Number         :   3261320

Registered Office      :   Scotswood House Newcastle Business Park Newcastle
                           upon Tyne NE4 7YL
The Tenant
----------

Name                   :   Applied Imaging International Limited

Company Number         :   1984637

Registered Office      :   Hylton Park Wessington Way Sunderland SR5 3HD

The Term
--------

10 years from              1998 subject to clause 5

The Rent
--------

(Pounds)119,372.56 per annum exclusive of VAT and of all rates and all other outgoings whatsoever

Rent Commencement Date
----------------------


Permitted User
--------------

The manufacture of medical devices related equipment and test services together with office use ancillary thereto

Title Matters
-------------

All rights easements covenants agreements and declarations exceptions reservations and other matters contained or referred to in the Property and Charges Registers of title number TY239836 so far as they subsist and are capable of being enforced and relate to the Premises or the Centre

The Premises
------------

ALL THAT property being, part of the Centre and shown for the purposes of identification only

8. The right to use any lifts in the Centre PROVIDED THAT the Tenant shall only have the right to use the goods lift to access the first floor and the basement

9. The right to use the meeting conference rooms at the Centre at a rent or licence fee and on terms to be agreed between the Landlord and the Tenant from time to time during the Term in the Centre and such other communal facilities as are provided by the Landlord in the Centre for the common use of the tenants of the International Centre for Life

10. The right to use the dedicated loading bays at the Centre

11. The right until the date immediately preceding the third anniversary of the date hereof to park without charge twenty five (25) cars or light vehicles in the spaces in the Cattle Market Car Park from time to time designated by the Landlord and a right thereafter to park such vehicles in such spaces until the date immediately preceding the fifth anniversary of the date hereof subject to payment of the Cattle Market Parking Fee Provided That such right to park in the Cattle Market Car Park shall be extended for a period ending at the expiry or sooner determination of the Term (howsoever determined) subject to prior agreement between the Landlord and the Tenant of the fee payable for such right which shall be not less than the Cattle Market Parking Fee

     EXCEPT AND RESERVING to the Landlord and all persons authorised by the Landlord or otherwise entitled the following rights:-

1. Full and free right to enter the Premises at all reasonable times after reasonable notice (or at any tune in an emergency) with or without surveyors agents workmen materials and appliances to exercise any of the rights excepted reserved or contained in this Lease or to comply with any obligation of the Landlord under this Lease or to carry out the Landlord's Services the person or persons exercising such rights causing as little inconvenience as reasonably practicable and making good all damage to the Premises caused in the exercise of the rights but the Landlord will not be liable to the Tenant in respect of any loss damage or claim arising from noise, dust, vibration, noxious fumes, odours, loss of trade, nuisance or annoyance caused to the Tenant or any other person in connection with the exercise of those rights

2. Full right and liberty to build on alter add to redevelop or extend in height or otherwise the Centre or any adjoining premises notwithstanding that the access of light and air to the Premises and its lights windows and openings may be affected

3. The free and uninterrupted use of the Conduits and the right to enter the Premises at all reasonable times after reasonable notice (or at any time in an emergency) to install make connection with clean alter renew remove replace or inspect the Conduits or any of them as the Landlord may require and during the Perpetuity Period to build additional Conduits or relay any existing Conduits the person or persons exercising such rights causing as little inconvenience as reasonably practicable and making good all damage to the Premises caused in the exercise of the rights but the Landlord will not be liable to the Tenant in respect of any loss damage or claim arising from noise, dust, vibration, noxious fumes, odours, loss of trade, nuisance or annoyance caused to the Tenant or any other person in connection with the exercise of these rights

4. Full right and liberty to enter the Premises at all reasonable times after reasonable notice as often as may be necessary to inspect repair maintain cleanse decorate or renew the Centre or any adjoining premises (including the right if necessary to erect and maintain scaffolding for the purpose of repairing or cleaning the exterior of the Centre or any adjoining premises notwithstanding that such scaffolding may temporarily interfere with the access to or enjoyment and use of the Premises) the person or persons exercising such rights causing, as little inconvenience as reasonably practicable and making good all damage to the Premises caused in the exercise of the rights but the Landlord will not be liable to the Tenant in respect of any loss damage or claim arising from noise dust vibration noxious fumes odours loss of trade nuisance or annoyance caused to the Tenant or any other person in connection with the exercise of those rights

5. Full rights of lateral and subjacent support and protection from the Premises for the remainder of the Centre and any adjoining premises

6. The right in emergency only to pass on foot through the Premises via any fire escape door or Corridor leading through the Premises

7. Full rights of light and air and all other easements and rights now or at any time during the Term belonging to or enjoyed by the Centre and any adjoining premises

                                   SCHEDULE 2
                                   ----------
                              Landlord's Services
                              -------------------

1.  Maintenance of the Centre
    -------------------------

    The maintenance repair rebuilding replacement and renewal of:

    1.1 the main structure and exterior of the Centre including (without limitation) all structural or load-bearing walls and columns the structural parts of the floors and columns and the timbers stanchions girders roof and foundations of the Centre

    1.2  the boundary walls fences and other structures of the Centre

    1.3  the party walls within the Centre

    1.4  the Conduits

    1.5  the Common Parts

    1.6  any rooms occupied and used by any staff employed by the Landlord

    1.7 all other parts of the Centre not included in the above paragraphs but excluding, in each case any such which are included in this Lease or the Lease tenancy or licence of any other part of the Centre or the repair of which are the responsibility of the Tenant or any other tenant licensee or occupier of the Centre

2.  Decoration
    ----------

    2.1  The painting cleaning and decorating of:

    2.2  the exterior of the Centre

    2.3  the Common Parts

    2.4  any rooms occupied or used by any staff employed by the Landlord such painting cleaning and decorating to be carried out by the Landlord at such intervals as it may decide

3.   Plant and Machinery
     -------------------

     Operating, inspecting, servicing, overhauling, repairing, maintaining, cleaning, lighting and renewing or replacing all landlord's fixtures fittings plant machinery apparatus and equipment in the Centre from time to time during the Term including (without limitation) the lifts, lift shafts and lift motor room and the boilers and all items relating to the heating, air conditioning and the natural and carbon gas supply, the compressed air supply and the vacuum system and any fibre optic cabling ventilation and hot and cold and de-ionised water systems serving the Centre including the provision of all fuel and electricity for them and maintenance contracts and insurance in respect of them (but excluding all landlord's fixtures, fittings, plant machinery apparatus and equipment which are included in this Lease or the lease tenancy or licence of any other part of the Centre or the repair of which are the responsibility of the Tenant or any other tenant licensee or occupier of the Centre)

4.   Common Parts
     ------------

     4.1  The furnishing, alteration and reinstatement of the Common Parts

     4.2 The purchase or hire (as appropriate) maintenance and renewal of plants and any planters and any other landscaping features in the Common Parts and the cultivation of all landscaped areas within the Common Parts

     4.3 The operation repair maintenance renewal replacement and cleaning of all signs and notices and lighting systems in the Common Parts

     4.4 The provision of fire extinguishers and other fire fighting equipment in the Common Parts and the payment of all charges in connection with their rental installation and maintenance

5.  Heating and hot water
    ---------------------

     The provision of:-

     5.1 an adequate supply of hot water during the Permitted Hours for domestic use to the basins which are in the Centre at any time during the Term and

     5.2 reasonably adequate heat to the radiators which are in the Centre at any time during the Term during the Permitted Hours and during the period from 1 October to the following 1 May (or such other period as the Landlord may determine from time to time having regard to weather conditions)

     5.3 a hot and cold water shower facility in the Common. Parts for domestic use during the Permitted Hours

6.   Staff
     -----

     The provision of cleaning and other staff for the day to day running of the Centre and for the provision of cleaning security and other services and for the general management, operation and security of the Centre (including such direct or indirect labour as the Landlord deems appropriate) and all other related expenditure including but not limited to:

6.1 the payment of wages salaries and expenses together with such statutory and other insurance health pension and welfare severance and other payments contributions and premiums as the Landlord may deem reasonably necessary in relation to such staff

6.2 the provision of uniforms working clothes tools appliances materials and equipment including telephones for the proper performance of the duties of any such staff

7.   Refuse
     ------

     The provision repair maintenance and renewal of any litter bins, bin liners, paladin units, refuse trolleys or other receptacles for the storing or packaging of refuse for the Centre and the cost of storing collecting and disposing of all refuse from the Centre

8.   Window Cleaning
     ---------------

     The cleaning of the outside of all the windows in the Centre (including those of the Premises) and the cleaning of the inside of all the windows in the Common Parts

9.   Staff accommodation
     -------------------

     The payment of rent for any accommodation occupied or used by any staff employed by the Landlord within other property belonging to the Landlord (a notional rent equivalent to the rent at which the Landlord's Surveyor considers such accommodation might be let from time to time in the open market with vacant possession)

10.  Management Costs
     ----------------

     10.1 The employment of managing agents, contractors, surveyors, valuers, architects, engineers accountants, solicitors and other professional persons in connection with the management and/or maintenance of the Centre and the payment of all proper fees, charges, salaries, expenses and commissions payable to them including the payment of the fees and expenses incurred by the Landlord in preparing accounts of the Expenditure for each Financial Year and having such accounts certified by the Accountant in accordance with clause 7

     10.2 The payment of a proper management charge in respect of the provision of Services for the Centre during each Financial Year

     10.3 The payment of all proper costs and expenses including bank charges interest and VAT incurred by the Landlord incidental to the provision of services for the Centre

11.  Statutory Requirements
     ----------------------

     The costs to the Landlord of carrying out any works to the Centre required to comply with any statute (other than works for which any tenant or occupier is responsible) and the cost to the Landlord of taking any steps deemed desirable or expedient by the Landlord for complying with making representations against or otherwise contesting the incidence of the provisions of any statute including those concerning town planning, public health, fire precautions, highways, streets, drainage or other matters which may affect the Centre (other than such matters which relate only to one tenant or occupier of the Centre)

12.  Outgoings
     ---------

     The payment of all existing and future rates (including water rates) taxes assessments charges and outgoings whether parliamentary local or otherwise whether of the nature of capital or revenue and even though of a wholly novel character which may now or at any time be rated taxed assessed charged or imposed upon the Common Parts or any part of them or upon the

     Centre as a whole or upon any accommodation occupied or used by any staff employed by the Landlord

13.  General
     -------

     The provision of such other services and works as the Landlord may reasonably deem desirable or necessary for the benefit of the Centre or the tenants or occupiers of it or in the interests of good estate management

14.  Sinking Fund
     ------------

     Such provision of anticipated future expenditure in relation to the Common Parts as may in the Landlord's reasonable opinion be appropriate in accordance with the provisions outlined in clause 7 of this Lease

EXECUTED AS A DEED by
affixing the Common Seal of                                   [SEAL]
APPLIED IMAGING INTERNATIONAL
LIMITED in the presence of:-

                         Director  /s/  L.G. Grant

                         Secretary  /s/ ILLEGIBLE